EXHIBIT 99.1

TF Financial Corporation Reports First Quarter 2007 Results and Quarterly Dividend

NEWTOWN, Pa., April 26, 2007 (PRIME NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,398,000 ($0.51 per diluted share) for the first quarter of 2007, compared with $1,255,000 ($0.46 per diluted share) for the first quarter of 2006. The Company also announced that its Board of Directors had declared a quarterly dividend of $0.20 per share, payable May 15, 2007 to shareholders of record on May 8, 2007.

Highlights for the current quarter included:

   * Net income and diluted earnings per share increased by 11.4% and
     10.9%, respectively, over the first quarter of 2006. Return on average assets and return on average equity remained a healthy
     0.87% and 8.58%, respectively.

   * Earnings were positively impacted by a $777,000 settlement awarded to the Company, related to a lease fraud which occurred prior to 2003. Earnings were negatively impacted by a $270,000 expense related to the bankruptcy of one of the Company's loan servicing agents.

   * The Company's net interest margin was 3.37% during the quarter, a decrease of 20 basis points from the fourth quarter of 2006, and 22 basis points from the first quarter of 2006. The 20 basis point drop from the fourth quarter is mainly due to a 13 basis point decrease in loan yields, caused mainly by a sizeable number of high rate loans which paid off during the fourth quarter. By the end of the current quarter the Company had replaced this run-off with new production, resulting in an annualized 10.4%
     rate of growth in loans outstanding.

   * Total deposits increased to $484.7 million from $478.1 million at December 31, 2006, an annualized growth rate of 5.6%. The average cost of deposits was 2.75%, up 11 basis points from the fourth quarter of 2006, and 77 basis points from the first quarter of 2006. Competition remained intense for deposits, and the yield curve remained flat-to-inverted during the quarter, adding to pricing pressures.

   * Dividends paid in the quarter were $0.20 per share, up 5.3% from the $0.19 per share paid during the first quarter of 2006.

Commenting on the performance of the Company, President Kent C. Lufkin noted that "it continues to be a challenging environment for community banking. In response, we are working extremely hard to generate new loan and deposit customers, keep expenses under control, and efficiently promote the Bank's image. We also have had the opportunity during these difficult times to increase capital, add skilled bankers to our staff and forge new partnerships with local businesses, effectively building for the future."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
     (dollars in thousands except per share data)

                                            THREE MONTHS
                                       ---------------------     INC
                                       3/31/2007   3/31/2006    (DEC)
                                       ---------   ---------   -------
 EARNINGS SUMMARY
  Interest income                       $  9,213    $  9,103      1.2%
  Interest expense                         4,209       3,596     17.0%
  Net interest income                      5,004       5,507     -9.1%
  Loan loss provision                          0          90   -100.0%
  Non-interest income                      1,526         681    124.1%
  Non-interest expense                     4,590       4,370      5.0%
  Income taxes                               542         473     14.6%
  Net income                            $  1,398    $  1,255     11.4%

 PER SHARE INFORMATION
  Earnings per share, basic             $   0.51    $   0.47      8.5%
  Earnings per share, diluted           $   0.51    $   0.46     10.9%

  Dividends paid                        $   0.20    $   0.19      5.3%

 FINANCIAL RATIOS
  Annualized return on average assets       0.87%       0.76%    14.5%
  Annualized return on average equity       8.58%       8.15%     5.3%
  Efficiency ratio                         70.29%      71.66%    -1.9%

 AVERAGE BALANCES
  Loans                                 $487,698    $498,329     -2.1%
  Mortgage-backed securities              80,637      91,476    -11.8%
  Investment securities                   41,282      41,638     -0.9%
  Other interest-earning assets            5,456         781    598.6%
  Total earning assets                   615,073     632,224     -2.7%
  Non-earning assets                      34,603      33,424      3.5%
  Total assets                           649,676     665,648     -2.4%

  Deposits                               476,374     460,705      3.4%
  FHLB advances                           99,270     135,916    -27.0%
  Total interest bearing liabilities     575,644     596,621     -3.5%
  Non-interest bearing liabilities         7,917       6,542     21.0%
  Stockholders' equity                    66,115      62,485      5.8%
  Total liabilities &
   stockholders' equity                 $649,676    $665,648     -2.4%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                                     6.47%       6.24%
  Mortgage-backed securities                4.69%       4.49%
  Investment securities                     5.34%       4.93%
  Other interest-earning assets             4.98%       4.15%
 Average cost of:
  Deposits                                  2.75%       1.98%
  FHLB advances                             4.00%       4.02%

 Interest rate spread                       3.18%       3.46%
 Net interest margin                        3.37%       3.59%

 NON-INTEREST INCOME DETAIL
  Service fees, charges and other       $  1,324    $    550    140.7%
  Bank-owned life insurance                  148         122     21.3%
  Gain on sale of loans                       54           9    500.0%

 NON-INTEREST EXPENSE DETAIL
  Salaries and benefits                    2,668       2,639      1.1%
  Occupancy                                  692         704     -1.7%
  Professional fees                          224         212      5.7%
  Advertising                                163         177     -7.9%
  Other                                      843         638     32.1%

 TF FINANCIAL CORPORATION
 FINANCIAL INFORMATION
     (dollars in thousands except per share data)

                                           PERIOD ENDING
                                        --------------------     INC
                                       3/31/2007   12/31/2006   (DEC)
                                       ---------   ----------  -------
 DEPOSIT INFORMATION
  Non-interest checking                 $ 36,658    $ 36,991     -0.9%
  Interest checking                       48,646      51,272     -5.1%
  Money market                            67,603      62,914      7.5%
  Savings                                132,756     131,359      1.1%
  CD's,retail                            187,344     183,847      1.9%
  CD's,broker                             11,691      11,704     -0.1%

 OTHER INFORMATION
 Per Share
  Book value (a)                         $ 24.45    $  24.28
  Tangible book value (a)                $ 22.89    $  22.68
  Closing market price                   $ 30.50    $  31.00

 Balance sheet
  Loans,net                             $497,144    $484,539      2.6%
  Cash and cash equivalents                9,891      12,364    -20.0%
  Mortgage-backed securities              84,125      82,035      2.5%
  Investment securities                   38,120      42,371    -10.0%
  Total assets                           661,596     652,603      1.4%
  Total deposits                         484,698     478,087      1.4%
  FHLB advances and other                101,504     101,701     -0.2%
  Stockholders' equity                    67,468      65,639      2.8%

 Asset Quality
  Non-performing loans                     2,783       2,110     31.9%
  Loan loss reserves                       2,870       2,865      0.2%
  Reserves to gross loans                   0.57%       0.59%    -3.4%
  Non-performing loans to gross loans       0.56%       0.43%    30.2%
  Non-performing loans to total assets      0.42%       0.32%    31.3%
  Foreclosed property                         --           -      0.0%
  Foreclosed property to total assets       0.00%       0.00%     0.0%
  Non-performing assets to total assets     0.42%       0.32%    31.3%

 Statistical
  Shares outstanding (000's) (a)           2,759       2,703
  Number of branch offices                    15          15
  Full time equivalent employees             192         189

 (a) Excludes 169,000 and 171,000 unallocated employee stock ownership plan shares at March 31, 2007 and December 31, 2006, respectively.

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000